EXHIBIT 8


                      LIST OF EDAP TMS S.A. SUBSIDIARIES
                            (AS OF MARCH 31, 2003)



NAME OF SUBSIDIARY              JURIDICTION OF INCORPORATION
Techomed Medical Systems S.A.   France
EDAP S.A.                       France
EDAP Technomed  S.r.l.          Italy
EDAP Technomed, Inc.            United States
EDAP Technomed Co. Ltd.         Japan
EDAP Technomed Sdn Bhd          Malaysia

